Exhibit 10.20

Investment Cooperation Agreement

Investor: Shenzhen Mingyuan Investment Holdings Co., Ltd. (Hereinafter referred to as party A)

Legal Representative: Chen Xiaoxuan

Original shareholder: Shenzhen Jiana Technology Co., Ltd. (Hereinafter referred to as party B)

Legal Representative: Zhu Fengzhen

Target company: Dongyuan Mingyuan Tianyuan Investment Co., Ltd.

Registered address: In the courtyard of Shuntian Town Government, Dongyuan County, Heyuan City

(Hereinafter referred to as Mingyuan tianyuan Company)

Legal representative: Zhou Qian

According to the relevant laws and regulations of the People’s Republic of China, The following clauses of this agreement are hereby made for the parties to comply with:

Article 1 Investment Conditions

1. Mingyuan Tianyuan Company is a limited liability company established in accordance with the laws of the People’s Republic of China，The registered capital is RMB 20 million, and the subscription system is used;

2.The shareholders of Mingyuan Tianyuan Company agreed that the company would introduce Party A as a strategic investor and the company would invest in expansion.

Article 2 Subscription for Capital Increase

1. Party B agrees that the registered company’s registered capital will be increased from RMB 20 million to RMB 55 million.Subscription system.

2. Party A decided to invest 35.75 million yuan in Mingyuan Tianyuan Company, accounting for 65% of the equity of Mingyuan Tianyuan Company. Party B decided to invest 19.25 million yuan in Mingyuan Tianyuan Company, accounting for 35% of the equity of Mingyuan Tianyuan Company.

3. After all subscriptions for this capital increase have been completed, both parties A and B should complete the capital contribution within the time required for industrial and commercial registration.

4 After the investor becomes a shareholder of the company, he shall enjoy all shareholders’ rights in accordance with the provisions of the law, this agreement and the articles of association and assume corresponding shareholder obligations;

5. All parties agree that the entire investment made by the investor in the target company shall only be used for the investment in the rural complex project of the target company, platform technology development and operation, product operation or other purposes approved by the company’s board of directors by special resolutions, and shall not be used to repay the company,or other purposes, such as shareholder debts, may not be used for non-operating expenses or other operating expenses that are not related to the company’s main business; they may not be used for risky investment businesses such as entrusted loans and futures trading.

Article 3 Change of Registration Procedures

1. The subject company is responsible for completing the corresponding business registration change procedures;

2、The company shall provide the industrial and commercial registration formalities within 30 working days after the funding of Party A is in place after the signing of this agreement.

3、The expenses required for the registration of industrial and commercial changes or the filing procedures shall be borne by the subject company.

Article 4 Rights and Interests of Investors

1、All parties agree that the investor has the right to know and monitor the company’s operation and management as a shareholder, and the company shall provide the investor with relevant materials and information on time;

2、Party A assigns shareholders to enter the target company’s corporate legal representative, and organizes the management of the target company.

Article 5 Possession and Use of Intellectual Property

1. Original shareholders and the target company jointly promise and guarantee that, except as otherwise provided in this agreement, when this agreement is signed and after this agreement is signed, the target company is the only legal owner of the company’s name, brand, trademark and patent, product name and brand, website Name, domain name, proprietary technology, various business licenses and other related intellectual property rights. The above intellectual property rights have been approved or filed by the relevant government departments. The legal measures taken to protect the intellectual property rights have been approved or filed by government departments, and relevant fees have been paid on time to ensure the continued validity of their rights.

2. The original shareholder and the target company jointly promise and guarantee that at the time of this agreement signing and after the signing of this agreement, any technology and marketing related to the target company and its projects and products must be approved or authorized by the target company.

Article 6 Debt and contingent debt: The founding shareholders and the target company promise and guarantee that, apart from having disclosed to the investor, the target company has not signed any external guarantee documents, and there are no other undisclosed debts.

Article 7 Guarantees and Commitments

The parties hereto declare, guarantee and promise separately, but not jointly:

1、 It is a legal entity formally established and effectively existing in accordance with Chinese law.

2、 It has all, sufficient and rights and authorizations to sign and perform this agreement, and has the capacity to sign this agreement in accordance with Chinese law.

3、 It guarantees that all documents and materials provided by it for the signing of this agreement are true, valid and complete.

4、 The representative who signed this agreement has been fully authorized to sign this agreement based on a valid power of attorney or a valid legal representative certificate.

5. It has fully, detailed and timely disclosed all relevant information and materials related to this transaction and required to be understood and mastered by all parties, without major omissions, misleading and fictions.

Article 8 Notification and Service

1. The parties to the agreement agree that any notice related to this agreement shall be valid in writing to the party. Forms include but are not limited to: fax, courier, mail, email.

2. The delivery method of notice is subject to the reserved information of the contracting parties.

Article 9 Breach of contract and its liability

1. After this agreement takes effect, all parties shall perform their obligations in a comprehensive, appropriate and timely manner in accordance with the provisions of this agreement and all the annexes and schedules.If any party to this agreement violates this agreement, including all the annexes and schedules, the violation constitutes a breach of contract.

2、The parties agree that, unless otherwise agreed in this agreement, the penalty for this agreement is 5% of the total investment of the investor.

3、In the event of a breach of contract, the breaching party shall pay breach of contract damages to the defending party, and compensate the contractor for the losses caused by the breach of the contract and the reasonable costs paid by the defending party to recover the losses, including but not limited to attorney fees, property Security fee, etc.;

4. Payment of liquidated damages does not affect the right of the defaulting party to claim the defaulting party to compensate for the loss, continue to perform the agreement or terminate the agreement.

Article 10 Change, Cancellation and Termination of the Agreement

1. Any amendments or changes to this agreement shall be negotiated separately by the parties to the agreement, and the amendments and changes shall be jointly signed to become effective.

2. This agreement is terminated under the following circumstances:

①   Dismissed by consensus of the parties.

‚ If either party has breached the contract and fails to make corrections within 30 days from the date on which the contracting party sends a written notice requesting correction, or there are two or more breaches, the contracting party has the right to unilaterally terminate this agreement.

l This agreement cannot be performed due to force majeure.

3、 The party that proposes to terminate the agreement shall notify the other parties in writing, and the notice shall take effect when it reaches the other parties.

4、 The termination of this agreement will not affect the rights of the observing party to require the defaulting party to pay liquidated damages and compensate for losses.

5. Unless the parties to this agreement have reached consensus and reached a written agreement, no party may transfer its rights and obligations under this agreement or all and / or part of this agreement. ,

Article 11 Dispute Resolution

1、 The validity, interpretation and performance of this agreement shall be governed by the laws of the People’s Republic of China.

2、 Any disputes between the parties to this agreement due to this agreement shall first be resolved through friendly negotiation. If the negotiation fails, either party may submit the dispute to the Shenzhen Arbitration Commission for arbitration. The arbitral award is final and binding on the parties.

3. During the arbitration procedure under this article, this agreement shall remain in full force in all aspects except the arbitration matters. Except for the obligations involved in the arbitration matters, the parties shall continue to perform their obligations under this agreement and Exercise its rights under this agreement.

Article 12 Supplementary Provisions

1、 Unless otherwise stipulated in this Agreement, each party shall pay its own costs and expenses related to the negotiation, drafting, signing, and implementation of this agreement and the documents referred to in this Agreement. Relevant company capital increase approval, capital verification, audit, business change registration Such costs are borne by the company.

2、 The matters not covered in this agreement, the parties may sign additional documents, which are an integral part of this agreement and have the same legal effect as this agreement.

3、 This agreement was established and entered into force after being signed and sealed by each party. This agreement is written in Chinese, in quadruplicate, each party holds one, and the rest are filed by the target company, each of which has equal legal effect.

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March 2019 in Shenzhen, China